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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated July 30, 2001 included in Fleetwood Enterprises, Inc.'s Form 10-K for the year ended April 29, 2001, as amended, and to all references to our Firm included in this registration statement.

Orange County, California
December 4, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS